EXHIBIT 5

                                   May 6, 1999


Benchmark Electronics, Inc.
3000 Technology Drive
Angleton, Texas 77515

Ladies and Gentlemen:

We have acted as counsel to Benchmark Electronics, Inc., a Texas corporation (the "Company"), in connection with the proposed sale of 3,000,000 shares (3,600,098 if the over-allotment option granted to the underwriters is exercised in full) (the "Shares") of its Common Stock, par value $0.10 per share (the "Common Stock").

A Registration Statement on Form S-3 (Registration No. 333-77567) (including all amendments thereto, the "Registration Statement") relating to the Shares and to shares of Common Stock to be sold by the Selling Shareholder named in the Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

We have examined originals or copies of (1) the Registration Statement; (2) the Articles of Incorporation of the Company, as amended; (3) the Bylaws of the Company, as amended; (4) certain resolutions of the Board of Directors of the Company; and (5) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing, and subject to the limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

Benchmark Electronics, Inc.
May 6, 1999
Page 2


      1. The Shares have been duly authorized and (subject to the Registration Statement becoming effective and applicable Blue Sky laws being complied with), when issued against receipt of the consideration therefor in the manner contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable; and

      2. The shares of Common Stock to be sold by the Selling Shareholder are, and upon sale will be, legally issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the law of the State of Texas and the relevant law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under "Legal Matters" in the Prospectus included in the Registration Statement. By giving such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.



                                    Very truly yours,



                                    Bracewell & Patterson, L.L.P.

/pd